SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

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[ ]  Confidential,  for  Use of the  Commission  Only  (as  permitted  by Rule
     14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                         TII Network Technologies, Inc.
                         ------------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

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     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

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     4)   Date Filed:

                         TII NETWORK TECHNOLOGIES, INC.
                                1385 Akron Street
                            Copiague, New York 11726

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 4, 2002

                               ------------------

To the Stockholders of
TII Network Technologies, Inc.:

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of TII Network Technologies, Inc., a Delaware corporation (the "Company"), will be held at the Huntington Hilton, 598 Broadhollow Road, Melville, New York, on Wednesday, December 4, 2002 at 3:00 p.m., New York time, at which the following matters are to be presented for consideration:

     1. The election of two Class II directors to serve until the 2005 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

     2. A proposal to ratify the selection by the Board of Directors of KPMG LLP as the Company's independent public accountants for the fiscal year ending June 27, 2003; and

     3. The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The close of business on October 18, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

                                        By Order of the Board of Directors,

                                                Virginia M. Hall,
                                                Secretary

October 28, 2002

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE ENCLOSED ENVELOPE IN THE UNITED STATES.

                         TII NETWORK TECHNOLOGIES, INC.
                                1385 Akron Street
                            Copiague, New York 11726

                              --------------------

                                 PROXY STATEMENT
                       For Annual Meeting of Stockholders
                         To be Held on December 4, 2002

                            ------------------------

     This Proxy Statement, to be mailed to stockholders of TII Network Technologies, Inc., a Delaware corporation (the "Company"), on or about October 28, 2002, is furnished in connection with the solicitation of proxies by the Board of Directors of the Company ("Proxy" or "Proxies") for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, December 4, 2002 at 3:00 p.m., New York time, and at any adjournments or postponements thereof (the "Meeting"). The Meeting will be held at the Huntington Hilton, 598 Broadhollow Road, Melville, New York.

     The close of business on October 18, 2002 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On the Record Date, there were outstanding 11,682,284 shares of the Company's Common Stock ("Common Stock").

     Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters to be voted on at the Meeting. A plurality of the votes of shares present in person or represented by proxy at the Meeting and entitled to vote thereon will be required for the election of directors (Proposal 1) and the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon will be required to ratify the selection of KPMG LLP as the Company's independent public accountants for the Company's fiscal year ending June 27, 2003 (Proposal 2).

     Abstentions are considered as shares present and entitled to vote and, therefore, to the extent a vote requires approval by a majority of shares present in person or represented by proxy and entitled to vote (e.g., Proposal
2), abstentions will have the effect of a negative vote thereon. Brokers who are members of the New York Stock Exchange have discretion to vote the shares of their clients that the broker holds of record (in "street name") for its customers with respect to non-contested elections of directors, ratification of a board's selection of independent public accountants and certain other matters. Brokers are, therefore, expected to vote such shares on the election of directors. Under Delaware law, if a broker holding shares in street name votes some, but not all, of the shares held by it as record owner on one or more matters, the shares not voted by it on a matter (called "broker non-votes") are considered not entitled to vote. Accordingly, broker non-votes will have no effect on the outcome on the election of directors which requires a plurality vote (Proposal 1) or any other matter, including the ratification of the election of independent public accountants (Proposal 2), that requires the affirmative vote of a majority of shares entitled to vote on the matter. The presence, in person or represented by proxy, of a majority of the shares entitled to vote at the Meeting will constitute a quorum for the transaction of business at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting for determining the presence of a quorum.

     Stockholders in whose name shares are registered may vote by proxy or in person at the Meeting. To vote by mail, simply mark, sign and return the accompanying Proxy card and return it in the enclosed envelope which requires no postage if mailed in the United States. If a stockholder holds shares through a broker, bank or other nominee, that institution will send you separate instructions describing the procedures for voting those shares.

     Proxies properly and timely received will be voted in accordance with the specifications made or, in the absence of specification, for all nominees named herein to serve as directors and to ratify the selection of KPMG LLP as the Company's independent public accountants. The Board of Directors does not intend to bring before the Meeting any matter other than those described above, and has not received notice of, and is not aware of, any other matters that are to be presented by stockholders for action at the Meeting. If, however, any other matters or motions come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting. Any Proxy may be revoked by the person giving it at any time prior to the exercise of the powers conferred thereby (a) by a written notice of revocation received by the Secretary of the Company, 1385 Akron Street, Copiague, New York 11726, (b) by receipt of a duly executed Proxy bearing a later date at the foregoing address or (c) by voting in person at the Meeting.

                          SECURITY HOLDINGS OF CERTAIN
                      STOCKHOLDERS, MANAGEMENT AND NOMINEES

     The following table sets forth information, as of the Record Date except as noted below, with respect to the beneficial ownership of the Company's Common Stock by (i) each person (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee to serve as a director of the Company,
(iii) each executive officer named in the Summary Compensation Table under the caption "Executive Compensation," below, and (iv) all executive officers and directors of the Company as a group. The Company understands that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner.

                                                     Shares           Percent of
      Beneficial Owner                               Owned             Class (1)
      ----------------                               -----             ---------
      Alfred J. Roach                               1,001,240(2)         8.4%
      1385 Akron Street
      Copiague, NY 11726

      Jerry Bloomberg and/or Sondra Bloomberg         898,000(3)         7.7%
      155 East Ames Court
      Plainview, New York 11803

      Timothy J. Roach                                870,013(4)         7.2%
      1385 Akron Street
      Copiague, NY 11726

      R. Dave Garwood                                 168,570(5)         1.4%

      Joseph C. Hogan                                 149,330(6)         1.3%

      James R. Grover, Jr.                            143,600(7)         1.2%

      George S. Katsarakes                            135,000(8)         1.1%

      C. Bruce Barksdale                               99,120(9)         *

      Dorothy Roach                                    58,912(10)        *

      Lawrence M. Fodrowski                            25,000(11)        *

      Kenneth A. Paladino                              45,000(12)        *
      All executive officers and directors
       as a group (11 persons)                      2,793,585(13)       21.3%

--------------------

(1) Asterisk indicates that the percentage is less than one percent. Percent of Class assumes the issuance of the Common Stock issuable upon the exercise of options or warrants (to the extent exercisable on or within 60 days after the Record Date) held by such person but (except for the calculation of beneficial ownership by all executive officers and directors as a group) by no other person or entity.

(2) Includes 290,000 shares subject to options held under the Company's stock option plans. Excludes the shares owned by Mr. Roach's wife, Dorothy Roach, reflected below in this table, as to which shares Mr. Roach disclaims beneficial ownership.

(3) Based solely on information contained in a Schedule 13G, dated February 12, 2002, filed jointly by, among others, Sondra and Jerry Bloomberg with the Securities and Exchange Commission (the "SEC") reflecting information as at December 31, 2001. The Schedule 13G reflects that Jerry Bloomberg has shared voting and dispositive power over all such shares and that Sondra Bloomberg has shared voting and dispositive power over 739,000 of such shares. Various other related persons, entities and a profit sharing plan are reflected as also having shared voting and dispositive power over certain of such shares.

                                             (Footnotes continued on next page)

(4) Includes 968 shares owned by Mr. Roach's wife (who has sole voting and dispositive power with respect to the shares owned by her and as to which Mr. Roach disclaims beneficial ownership) and 334,000 shares subject to options held under the Company's stock option plans.

(5) Includes 110,000 shares subject to options held under the Company's stock option plans and a warrant to purchase 14,285 shares that was acquired from the Company in the Company's June 2000 private placement.

(6) Includes 149,250 shares subject to options held under the Company's stock option plans.

(7) Includes 140,000 shares subject to options held under the Company's stock option plans.

(8) Includes 125,000 shares subject to options held under the Company's stock option plans.

(9) Includes 91,200 shares subject to options held under the Company's stock option plans.

(10) Includes 7,168 shares subject to options held under the Company's stock option plans. Excludes the shares owned by Mrs. Roach's husband, Alfred J. Roach, reflected above in this table, as to which shares Mrs. Roach disclaims beneficial ownership. Mrs. Roach is not nominated to stand for re-election.

(11) Represents shares subject to an option held under a Company stock option plan.

(12) Includes 30,000 shares subject to an option held under a Company stock option plan.

(13) Includes (i) 1,394,418 shares subject to options held by executive officers and directors under the Company's stock option plans and (ii) 14,285 shares subject to a warrant held by a director.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. These classes are to be as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits, with each class to include not less than two directors. The term of office of Class II directors continues until the Meeting, the term of office of Class III directors continues until the next succeeding annual meeting of stockholders and the term of office of Class I directors continues until the second succeeding annual meeting of stockholders, and, in each case, until their respective successors are elected and qualified. At each annual meeting, directors are chosen to succeed those in the class whose term expires at that meeting.

     The Company's Board of Directors presently consists of nine directors. The Board of Directors has determined to fix the size of the Board at eight commencing with the Meeting and not to renominate Dorothy Roach, a Class II director, whose term of office will expire at the Meeting. The terms of James R. Grover, Jr. and George S. Katsarakes, the other present Class II directors, will expire at the Meeting. At the Meeting, holders of Common Stock will elect two

Class II directors to serve until the 2005 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the enclosed Proxy intend to cast all votes pursuant to Proxies received for the election of James R. Grover, Jr. and George
S. Katsarakes to serve as Class II directors (the "nominees"). Each director was previously elected by the Company's stockholders, except Mr. Fodrowski, who was elected by the Board of Directors.

     In the event that any of the nominees should become unavailable or unable to serve for any reason, the holders of Proxies have discretionary authority to vote for one or more alternate nominees who will be designated by the Board of Directors. The Company believes that both of the nominees are available to serve as directors.

Background of Nominees

     Class II Directors

     James R. Grover, Jr., 83, has been a director of the Company since 1978. Mr. Grover has been engaged in the private practice of law since 1974 and has been General Counsel to the Company since 1977. Mr. Grover was a member of the United States House of Representatives from 1963 to 1974 after serving as a member of the New York State Assembly from 1957 to 1962.

     George S. Katsarakes, 65, has been Executive Vice President and Chief Operating Officer of the Company since he joined the Company in January 1998 and has been a director of the Company since October 1998. From January 1994 until he joined the Company, Mr. Katsarakes held senior-level positions, most recently, Executive Vice President, at Eagle Manufacturing Company, Inc., a manufacturer of high-technology electrical wiring devices. From December 1978 until January 1994, Mr. Katsarakes held several general management and plant management positions with Pratt & Whitney and Otis Elevator Company, subsidiaries of United Technologies Corporation, a provider of a broad range of products to the commercial and defense industries. Mr. Katsarakes holds an Industrial/Mechanical Engineering degree from Northeastern University and a Masters of Business Administration degree from Harvard Business School.

Background of Directors Whose Terms of Office Continue After the Meeting

     Class I Directors

     C. Bruce Barksdale, 71, was Vice President of the Company from August 1971 until December 1999 and thereafter was a consultant to the Company until April 2002. Since that time, Mr. Barksdale has been retired. He has been a director of the Company since 1974. Mr. Barksdale holds a Bachelor of Science degree in Electrical Engineering from the University of South Carolina.

     R. Dave Garwood, 60, has been a director of the Company since August 2000. Mr. Garwood is President of R. D. Garwood, Inc., an education and consulting company founded by him in 1974, specializing in supply chain management and the performance of operational audits and due diligence work for investment firms. Mr. Garwood holds a Bachelor of Science degree in Mechanical Engineering from Purdue University.

     Joseph C. Hogan, Ph.D., 80, has been a director of the Company since January 1974. Dr. Hogan served as Dean of the College of Engineering of the University of Notre Dame from 1967 to 1981, following which he performed various services for the University of Notre Dame until 1985, where he remains Dean Emeritus. From 1985 until his retirement in 1987, Dr. Hogan was a Director of Engineering Research and Resource Development at Georgia Institute of Technology. He is past President of the American Society of Engineering Education.

     Class III Directors

     Alfred J. Roach, 87, has served as Chairman of the Board of Directors and a director of the Company and its predecessor since its founding in 1964 and was Chief Executive Officer of the Company from the Company's founding until January 1995. From September 1983 until September 2002, when it filed a petition under the federal Bankruptcy Code, Mr. Roach also served as Chairman of the Board of Directors and a director of American Biogenetic Sciences, Inc., a biotechnology research company ("ABS").

     Timothy J. Roach, 55, has served the Company in various capacities since December 1973. He has been President of the Company since July 1980, Chief Executive Officer since January 1995, Vice Chairman of the Board since October 1993 and a director since January 1978. Mr. Roach also served as Chief Operating Officer of the Company from May 1987 until January 1998. Mr. Roach also served as Treasurer, Secretary and a director of ABS from September 1983 until September 2002. Mr. Roach was a Captain in the United States Air Force for four years prior to joining the Company and is a graduate of Harvard University's Business School Program for Management Development.

     Lawrence M. Fodrowski, 54, has been a director of the Company since October 2001. Since July 2002, Mr. Fodrowski has been an independent financial consultant. From January 2001 until July 2002, Mr. Fodrowski was Chief Financial Officer of Gisbert McDonnell Construction, Inc. ("Gisbert McDonnell"), a construction management firm. From January 1976 until he joined Gisbert McDonnell, Mr. Fodrowski was Vice President, Chief Financial Officer and a director of LNR Communications, Inc. ("LNR"), a satellite communications equipment manufacturer. Prior to joining LNR, he was a Supervising Senior Accountant with KPMG Peat Marwick LLP (predecessor to KPMG LLP) for five years. Mr. Fodrowski holds a Bachelor of Science degree in Accounting from Fordham University and is a certified public accountant in New York.

     Alfred J. Roach and Dorothy Roach are married and the parents of Timothy J. Roach. There are no other family relationships among the Company's directors.

The Board of Directors and Committees of the Board

     During the Company's fiscal year ended June 28, 2002, the Company's Board of Directors held four meetings. In addition, during that fiscal year, the Board also acted by unanimous written consent on six occasions following informal discussions.

     The Board of Directors has Audit and Compensation Committees. The Board does not have a standing nominating committee or committee performing a similar function.

     The Audit Committee of the Board of Directors, presently consists of Messrs. Lawrence M. Fodrowski, R. Dave Garwood and Joseph C. Hogan, each of whom meets the independence requirements for audit committee members under the listing standards of the Nasdaq SmallCap Market, on which the Company's Common Stock is quoted. The Committee provides assistance to the Company's directors in fulfilling the Board's oversight responsibility as to the Company's accounting, auditing and financial reporting practices and as to the quality and integrity of the financial reports of the Company. The specific functions and responsibilities of the Audit Committee are set forth in the written charter of the Audit Committee adopted by the Board of Directors. A copy of the Audit Committee's charter was most recently published in the Company's proxy statement for its 2001 Annual Meeting of Stockholders. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. Under its charter, the Audit Committee serves as an independent and objective party to monitor the Company's financial reporting process and internal control system; reviews and appraises the audit efforts of the Company's independent auditors; and provides an open avenue of communication among the Company's independent auditors, financial and senior management and the Board. Among other things, the Audit Committee reviews the financial reports and other financial information provided by the Company to the SEC and the public; reviews with the Company's management and independent auditors any material weaknesses in the Company's system of internal controls; and discusses with the Company's management and independent auditors the quality of the Company's financial reporting process. The Audit Committee also recommends to the Board the selection of the independent auditors for each fiscal year, confirms the independence of the independent auditors and approves the engagement letter between the Company and its independent auditors, including the fees and other compensation to be paid to the independent auditors. A report of the Audit Committee appears under the caption "Audit Committee Report," below. The Audit Committee met on nine occasions during the fiscal year ended June 28, 2002.

     The Compensation Committee is authorized to consider and recommend to the Board of Directors salaries, bonuses and other compensation arrangements with respect to the executive officers of the Company; grant options under, and administer, the Company's present and future employee stock option plans; examine, administer and make recommendations to the full Board of Directors with respect to other employee benefit plans and arrangements of the Company and its subsidiaries; and report to the Board periodically with respect to such matters. The present members of the Compensation Committee are Lawrence M. Fodrowski and Joseph C. Hogan. The Compensation Committee met on one occasion and acted by unanimous written consent on eight occasions following informal discussions during the Company's fiscal year ended June 28, 2002.

     During the Company's fiscal year ended June 28, 2002, each incumbent director attended at least 75% of the aggregate number of Board of Directors meetings and meetings of all committees on which such director served that were held during the portion of the year such person served as a director.

Audit Committee Report

     Management has the primary responsibility for the Company's financial reporting process, including its financial statements, while the Board is responsible for overseeing the Company's accounting, auditing and financial reporting practices and the Company's independent public accountants have the responsibility for the examination of the Company's annual financial statements, expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and issuing a report thereon. In assisting the Board in fulfilling its oversight responsibility with respect to the Company's year ended June 28, 2002, the Audit
Committee:

     o Reviewed and discussed the audited financial statements for the fiscal year ended June 28, 2002 with management and KPMG LLP ("KPMG"), the Company's independent public accountants;

     o Discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

     o Received the written disclosures and the letter from KPMG regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also discussed KPMG's independence with KPMG and considered whether the provision of non-audit services rendered by KPMG was compatible with maintaining its independence under SEC rules governing the independence of a company's outside auditors (see "Ratification of the Selection of Independent Public Accountants," below).

          Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements for the fiscal year ended June 28, 2002 be included in the Company's Annual Report on Form 10-K filed with the SEC for that year.

                                        Respectfully,

                                        Lawrence M. Fodrowski
                                        R. Dave Garwood
                                        Joseph C. Hogan

Required Vote

     A plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote for the election of directors will elect directors.

     The Board of Directors recommends that stockholders vote FOR James R. Grover, Jr., and George S. Katsarakes to serve as Class II directors.


                               EXECUTIVE OFFICERS

     In addition to Alfred J. Roach, Timothy J. Roach and George S. Katsarakes, the following are executive officers of the Company:

     Kenneth A. Paladino, 45, has been Vice President-Finance and Chief Financial Officer of the Company since September 2000 and Treasurer since June 2001. Prior to joining the Company, Mr. Paladino was an independent consultant and, from 1989 until February 2000, served EDO Corporation, a designer and manufacturer of advanced electronic and electro-mechanical systems, as Chief Financial Officer from 1995 and for six years prior thereto as Corporate Controller.

     Virginia M. Hall, 49, has served the Company in various capacities since February 1976, serving as Vice President-Administration since December 1993, Vice-President-Contract Administration since September 1990 and Secretary since September 2002.

     Officers hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board. See "Executive Compensation - Employment Agreements" for information concerning the Company's Employment Agreements with Timothy J. Roach and Kenneth A. Paladino.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth, for the Company's three fiscal years ended June 28, 2002, information concerning the compensation paid by the Company to Timothy J. Roach, the Company's Chief Executive Officer and the Company's next four most highly compensated executive officers serving at the end of fiscal 2002 (the "Named Executive Officers"):


                                                Annual Compensation                        Long-Term Compensation Award
                             ---------------------------------------------------------- ------------------------------------
Name and Principal                                                     Other Annual     Stock Options         All Other
Position                       Year        Salary         Bonus        Compensation          (#)             Compensation
---------------------------- --------- --------------- ------------- ------------------ ------------------ -----------------
Timothy J. Roach               2002         $250,000   $     --          $ 48,000 (1)            --               $5,685 (2)
 President and Chief           2001          250,000         --            48,000           100,000                6,312
 Executive Officer             2000          250,000         --            48,000            50,000                7,761

Alfred J. Roach                2002          150,000         --               --                 --                   --
 Chairman of the               2001          150,000         --               --            100,000                   --
 Board                         2000          150,000         --               --             60,000                   --

George S. Katsarakes           2002          250,000         --               --                 --                   --
 Executive Vice                2001          250,000         --               --             50,000                   --
 President and Chief           2000          250,000         --               --             50,000                   --
 Operating Officer

Thomas J. Guzek                2002          200,000     50,000 (3)           --                 --                   --
 Executive Vice                2001          200,000     50,000 (3)           --            100,000                   --
 President and Chief
 Marketing Officer

Kenneth A. Paladino            2002          190,000         --               --             50,000                   --
 Vice President-               2001          150,202         --               --             75,000                   --
 Finance, Chief
 Financial Officer
 and Treasurer (4)


--------------------
(1) Pursuant to his employment agreement with the Company, Mr. Roach received an allowance to reimburse him for the cost of maintaining a secondary residence in Puerto Rico, where the Company maintains manufacturing facilities.

(2) Includes (i) $985, representing the dollar value to Mr. Roach of the portion of the premium paid during such year by the Company under split dollar life insurance policies with respect to the deemed term life insurance portion of the premiums and (ii) $4,700, representing the annual premium paid by the Company on long-term disability insurance maintained by the Company for the benefit of Mr. Roach.

(3) Mr. Guzek served from July 2000 until September 2002. The Company agreed to pay Mr. Guzek bonuses of $50,000 in fiscal 2001 and $50,000 in fiscal 2002 as an inducement for him to join the Company.

(4)  Mr. Paladino joined the Company in September 2000.

Equity Compensation Plans

     The following table sets forth certain information as of June 28, 2002 with respect to the Company's equity compensation plans:


                                                                                               Number of securities
                                 Number of securities to           Weighted-average           remaining available for
                                 be issued upon exercise           exercise price of             future issuance
                                 of outstanding options,          outstanding options,            under equity
        Plan Category              warrants and rights            warrants and rights          compensation plans
        -------------              -------------------            -------------------          ------------------
Equity compensation
plans approved by
security holders.............         3,420,341(a)                      $1.79                       1,018,459(b)

Equity compensation
plans not approved by
security holders                        828,000(c)                      $2.74                            --
                                      --------------                    -----                      -------------
  Total......................         4,248,341                         $1.98                       1,018,459
                                      ==============                    =====                      =============


----------------

(a)  Includes 47,000, 1,194,500, 1,833,841 and 345,000 shares subject to options granted under the Company's 1986 Stock Option Plan under which no further options may be granted, 1995 Stock Option Plan (the "1995 Plan"), 1998 Stock Option Plan (the "1998 Plan") and 1994 Non-Employee Director Stock Option Plan (the "1994 Plan"), respectively.

(b) Includes 12,300 and 666,159 shares available for future grant under the 1995 Plan and 1998 Plan, respectively, to employees and directors of, and consultants to, the Company and 340,000 shares available for future grant to non-employee directors under the 1994 Plan. Upon the expiration, cancellation or termination of unexercised options, shares subject to options under the 1995, 1998 and 1994 Plans will again be available for the grant of options under the applicable plan.

(c) Includes 828,000 shares underlying an aggregate of 414,000 Unit Purchase Options ("UPOs") issued to certain employees of the placement agent in connection with a private placement completed by the Company in June 2000. If exercised in full prior to their December 8, 2004 expiration date, the UPOs will result in the issuance of an aggregate of 414,000 shares of the Company's Common Stock at $2.69 per share and warrants to purchase an aggregate of 414,000 shares of the Company's Common Stock exercisable at an exercise price of $2.79 per share also until December 8, 2004.

Option Grants in Last Fiscal Year

     The following table contains information concerning options granted to the Named Executive Officers during the Company's fiscal year ended June 28, 2002:


                                                                                            Potential Realizable
                                                                                           Value at Assumed Annual
                              Number of        Percent of                                   Rates of Stock Price
                              Securities     Total Options                                 Appreciation For Option
                              Underlying       Granted to      Exercise                            Term(2)
                               Options        Employees in     Price Per    Expiration    -------------------------
           Name                Granted        Fiscal Year      Share (1)     Date (1)          5%          10%
------------------------     -----------     -------------     ---------    ----------         ---         ---
Kenneth A. Paladino             50,000           32.3%           $0.41       4/30/12         $12,892     $32,672


--------------------
(1) The exercise price of the option granted was equal to the market value of the Company's Common Stock on the date of grant. The option is exercisable during a ten year period ending on the date set forth under the "Expiration Date" column (subject to early termination in certain instances). The options vest in five equal annual installments commencing one year after the date of grant.

(2)  These  are   hypothetical   values  using  assumed  compound  growth  rates
     prescribed by the SEC and are not intended to forecast possible future appreciation, if any, in the market price of the Company's Common Stock.

(3) Subsequent to the fiscal year end, options to purchase 80,000 shares of the Company's Common Stock at exercise prices of $0.34, $0.31 and $0.31 were granted to each of Timothy J. Roach, George Katsarakes and Kenneth A. Paladino, respectively.

Aggregate Option Exercises and Fiscal Year-End Option Value Table

     No options were exercised by the Named Executive Officers during the Company's fiscal year ended June 28, 2002. The following table contains information with respect to the unexercised options held at June 28, 2002 by the Named Executive Officers:

                                            Number of
                                       Unexercised Options
                                       Held at Fiscal Year-
                                        End (Exercisable/
                      Name              Unexercisable)(1)
                --------------------  ----------------------
                Timothy J. Roach            268,000/262,000
                Alfred J. Roach             230,000/240,000
                George S. Katsarakes        105,000/120,000
                Thomas J. Guzek              33,333 /66,667
                Kenneth A. Paladino          15,000/110,000

--------------------
(1) The exercise price of each option exceeded the closing price of the Common Stock at fiscal year-end.

Remuneration of Directors

     Non-employee directors receive a fee of $1,000 for each meeting of the Board attended in person and members of Committees of the Board receive a fee of $500 for each Committee meeting attended. Non-employee directors currently are also granted options to purchase 25,000 shares of the Company's Common Stock under the Company's 1994 Non-Employee Director Stock Option Plan at the time such person becomes a non-employee director and immediately following each annual meeting of stockholders at which directors are elected. Each option held by a non-employee director is exercisable for a period of ten years following the date of grant (subject to earlier termination at specified times following a non-employee director's cessation of service) at an exercise price equal to 100% of the fair market value on the date of grant of the shares subject thereto. R. Dave Garwood serves as an operational planning consultant to the Company, for which the Company granted him an option to purchase 50,000 shares of the Company's Common Stock, which became exercisable in equal installments as four phases of the Company's Sales and Operations Planning program was completed. The Company is a party to an agreement with Mr. Garwood under which Mr. Garwood is providing strategic planning consulting services from April 1, 2002 to March 31, 2003 at $10,000 per quarter.

Employment Agreements

     The Company and Timothy J. Roach are parties to an Amended and Restated Employment Agreement, effective as of August 1, 1997, pursuant to which Mr. Roach is serving as the Company's President and Chief Executive Officer. The Amended and Restated Employment Agreement provides for a five-year term presently ending July 31, 2007, with automatic one-year extensions on each July 31 during the term unless either party gives notice of termination at least 90 days prior to such July 31. Under the Amended and Restated Employment Agreement, Mr. Roach is presently entitled to an annual salary of $250,000 per year, subject to increases and bonuses at the discretion of the Board of Directors. In addition, the agreement requires the Company to provide Mr. Roach with an allowance, not to exceed 20% of his then salary, to reimburse him for the cost of maintaining a secondary residence in Puerto Rico, where the Company maintains manufacturing facilities. The Company also is to continue to maintain insurance benefits provided to Mr. Roach at levels and terms no less favorable than in effect on August 1, 1997. Mr. Roach has agreed, among other things, not to disclose confidential information of the Company and not to directly or indirectly engage, during the term of the agreement and for two years thereafter, in any activity which is competitive with the Company's business. In consideration for such covenant, Mr. Roach is to receive, for each year during the two-year period following termination of his employment, an amount equal to his highest salary rate in effect at any time during the one-year period preceding the date of such termination unless Mr. Roach's employment is terminated by reason of his death, voluntary termination other than for "good reason" (in general, adverse changes in his powers, duties, position or compensation or certain changes in the location where his duties are to be performed), or for cause and he is capable of providing day-to-day services to a competitor. In the event of termination of employment by reason of death or disability, Mr. Roach or his beneficiary is entitled to receive a continuation of his compensation for a period of one year and two years, respectively. In the event Mr. Roach terminates his employment for "good reason," the Company will also be required to pay him a sum equal to three times the amount of his highest annual salary and highest bonus for the current or two preceding fiscal years, subject to reduction, as to any amount that would constitute a "parachute payment" under the Internal Revenue Code of 1986, as amended, to the maximum amount that would not constitute such a "parachute payment." In the event of the termination of Mr. Roach's employment other than for cause, all outstanding stock options then held by Mr. Roach shall fully vest.

     Kenneth A. Paladino is a party to an Employment Agreement, dated September 5, 2000, with the Company under which Mr. Paladino is serving as Vice President-Finance and Chief Financial Officer. The Employment Agreement provides for a term expiring September 4, 2003. Under the agreement, Mr. Paladino's salary is presently $190,000 and is subject to review at the end of each year of employment. In the event of the termination of Mr. Paladino's employment by the Company other than for cause, death or disability, or in the event of termination by Mr. Paladino following a reduction in rank or authority or a move of Mr. Paladino's primary place of work without his agreement, Mr. Paladino will be entitled to receive all compensation that he would have received for a one year period of time, and all outstanding options held by Mr. Paladino shall fully vest and be exercisable for the maximum time allowed for the exercise thereof under the terms of the applicable stock option plan but not exceeding 90 days following such termination. Mr. Paladino has agreed not to disclose confidential information of the Company during or after his employment and, during the term of his employment and for a period of one year thereafter, not to directly or indirectly engage in certain activities which are competitive to the Company.

     In connection with the termination of the Company's Employment Agreement, dated June 30, 2002, with Thomas J. Guzek, who was serving as Executive Vice President-Chief Marketing Director, the Company and Mr. Guzek entered into a Consulting Agreement, dated September 30, 2002, under which Mr. Guzek is receiving payments aggregating $80,000 over a four month period in full settlement and termination of Mr. Guzek's Employment Agreement. Mr. Guzek's outstanding options remain in effect until December 27, 2002.

Report of Board of Directors and Compensation Committee
Concerning Executive Compensation

     The following report is submitted by the Compensation Committee of the Board of Directors which, among other things, considers and recommends to the Board of Directors salaries, bonuses and other compensation arrangements with respect to the Company's executive officers. While both the full Board of Directors and the Compensation Committee have authority with respect to granting stock options under the Company's 1995 Stock Option Plan and 1998 Stock Option Plan, all options granted to executive officers under these plans during the Company's fiscal year ended June 28, 2002 were granted by the Compensation Committee.

     The Compensation Committee has viewed salaries for the Company's executive officers as a means of providing basic compensation at levels sufficient to attract and retain qualified executives. Levels of base salary have been, subject to the requirements of any employment agreement between the Company and the executive officer, determined on a subjective basis in light of the executive's level of responsibility, performance and expertise, as well as prevailing economic conditions, the Company's performance and competitive factors.

     Bonuses, if awarded, have been to provide short-term incentive and to reward the executive's personal performance and contribution to the Company's recent overall performance or as an inducement to join the Company. Performance bonuses have been determined by reference to specific pre-established performance targets, on a subjective basis by examining the executive's achievements or, at times, pursuant to agreements entered into as an inducement for an executive to join the Company. During fiscal 2002, no performance bonuses were granted to executive officers.

     The Compensation Committee has considered options a useful means of enabling the Company to provide long-term incentive to executives in a manner that enables the Company to conserve cash for operations and growth while tying the executive's interest to the interests of stockholders through stock ownership and potential stock ownership. Option grants have been based upon the executive's performance and expected contribution to the long-term goals of the Company. (See "-- Option Grants in Last Fiscal Year," above).

     Timothy J. Roach's compensation is determined using the same criteria as used for other executive officers, subject to the terms of his Amended and Restated Employment Agreement which became effective August 1, 1997. Mr. Roach's salary has been $250,000 since that agreement was entered into. He received no bonus and was granted no stock options during fiscal 2002. In August 2002, Mr. Roach was granted an option to purchase 80,000 shares of the Company's Common Stock exercisable at $.34 per share, 110% of the market value of the Company's Common Stock on the date of grant. See "--Employment Agreements," above, for a description of Mr. Roach's Amended and Restated Employment Agreement.

     Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), precludes a public company from taking a Federal income tax deduction for annual compensation paid to its chief executive officer or any of its four other most highly compensated executive officers in excess of $1,000,000 for any such person. Certain "performance based compensation" is excluded from the deduction limitation. Cash compensation being paid by the Company does not, and is not expected to, reach the threshold at which the deduction limitation would be imposed. The Company's stock option plans have been structured in a manner to enable any amount which is considered compensation as a result of the exercise of stock options or the disposition of the shares underlying an exercised option to be excluded from the deduction limitation. Accordingly, in light of the Company's current compensation levels, Section 162(m) is not expected to affect the Company's ability to deduct items treated as compensation for Federal income tax purposes.

                                        Respectfully submitted,

                                        Lawrence M. Fodrowski
                                        Joseph C. Hogan

Performance Graph

     The following graph compares the cumulative return to holders of the Company's Common Stock for the five years ended June 28, 2002 with (i) the Nasdaq Stock Market-US Index and (ii) the Nasdaq Telecommunications Index. The comparison assumes $100 was invested on June 30, 1997 in the Company's Common Stock and in each of the comparison groups and assumes reinvestment of dividends (the Company paid no dividends during the periods):


                               [GRAPHIC OMITTED]


-----------------------------------------------------------------------------------------------------------------------------
                                        6/97            6/98            6/99            6/00            6/01            6/02
TII NETWORK TECHNOLOGIES INC.         100.00           80.85           32.45           36.17           18.38            7.15
NASDAQ STOCK MARKET (U.S.)            100.00          131.62          189.31          279.93          151.75          103.32
NASDAQ TELECOMMUNICATIONS             100.00          169.13          277.36          310.82          131.80           45.38


Certain Relationships and Related Transactions

     Since fiscal 1982, the Company has leased equipment from PRC Leasing, Inc. ("PRC"), a corporation wholly-owned by Alfred J. Roach, Chairman of the Board of Directors and a director of the Company. The equipment lease was amended on June 5, 2002 to reduce the annual rent to $50,000 per annum. The rental paid prior to the amendment was $139,000 per annum. The Company believes that the rentals charged by PRC are comparable to the rentals which would have been charged by unrelated leasing companies for similar equipment.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to timely file initial statements of stock ownership and statements of changes of beneficial ownership with the SEC and furnish copies of those statements to the Company. Based solely on a review of the copies of the statements furnished to the Company to date, or written representations that no statements were required, the Company believes that all statements required to be filed by such persons with respect to the Company's fiscal year ended June 28, 2002 were timely filed.

                                   PROPOSAL 2

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     As recommended by the Company's Audit Committee, the Company's Board of Directors on April 9, 2002 decided to no longer engage Arthur Anderson LLP ("Andersen") as the Company's independent public accountants and engaged KPMG LLP ("KPMG") to serve as the Company's independent public accountants. While the Company's stockholders, at the Annual Meeting of Stockholders held on December 5, 2001, ratified the appointment of Andersen as the Company's independent public accountants for the fiscal year ending June 28, 2002, the Company's Board of Directors retained the right to select different auditors should it then deem it in the Company's interests. The selection of KPMG was based on, among other factors, KPMG's industry expertise and the engagement team's experience and qualifications.

     Andersen's report on the financial statements of the Company for each of the past two fiscal years did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's two most recent fiscal years, and the subsequent interim period through the date of termination of Andersen's engagement, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter of the disagreements in connection with its report on the Company's consolidated financial statements for such years.

     During the Company's two most recent fiscal years, and the subsequent interim period through the date of termination of Andersen's engagement, there was no "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulation S-K, and there was no disagreement or difference of opinion with Andersen regarding any "reportable event".

     During the two most recent fiscal years and the subsequent interim period through the date of termination of Andersen's engagement, neither the Company nor anyone on behalf of the Company consulted KPMG regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company or any matter that was either the subject of a disagreement, within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or any reportable event, as that term is defined in Item 304
(a)(1)(v) of Regulation S-K.

     The Company provided Andersen with a copy of the foregoing statements and requested that Andersen furnish the Company with a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether it agrees with the statements made by the Company. By letter dated April 12, 2002 to the SEC, Andersen advised that it was in agreement with the statements contained above except for the information contained in the first and fifth paragraphs of this section that did not relate to Andersen.

     Audit Fees

     Fees billed to the Company by KPMG for its audit of the Company's annual financial statements for the year ended June 28, 2002 and its review of the financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 29, 2002 (and, as a result of its replacement of Andersen, the previous two quarters in order for it to issue a review report to the Company with respect to the quarter ended March 29, 2002) totaled approximately $130,000. Fees billed by Andersen for its review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the SEC for the first two quarters of the fiscal year ended June 28, 2002 totaled $28,000.

     Financial Information Systems Design and Implementation Fees

     The Company did not engage KPMG or Andersen to provide advice to the Company regarding financial information systems design and implementation during the Company's fiscal year ended June 28, 2002.

     All Other Fees

     KPMG  rendered no non-audit  services to the Company  during the  Company's
2002 fiscal year. Fees billed to the Company by Andersen during the Company's 2002 fiscal year for all other non-audit services rendered by it, including tax related services, totaled approximately $67,000.

     In connection with the standards for independence of the Company's independent public accountants promulgated by the SEC, the Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of KPMG and, prior thereto, was compatible with maintaining the independence of Andersen.

Required Vote

     The Board proposes that the stockholders ratify the Board's selection of KPMG as the independent public accountants of the Company for the year ending June 27, 2003. If the resolution selecting KPMG as independent public accountants is adopted by stockholders, the Board of Directors nevertheless retains the discretion to select different auditors should it then deem it in the Company's interests. Any such future selection need not be submitted to a vote of stockholders. KPMG has indicated to the Company that it intends to have a representative present at the Meeting who will be available to respond to appropriate questions. This representative will have the opportunity to make a statement if he so desires.

     The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on this proposal is required to approve this proposal. The Board of Directors recommends a vote FOR Proposal 2.

                                  MISCELLANEOUS

Stockholder Proposals

     From time to time stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and form of proxy related to that meeting. In order to be considered, such proposals must be submitted in writing on a timely basis. Stockholder proposals intended to be included in the Company's proxy statement and form of proxy relating to the Company's 2003 Annual Meeting of Stockholders must be received by July 1, 2003. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company, 1385 Akron Street, Copiague, New York 11726. As to any proposals intended to be presented by a stockholder, without inclusion in the Board of Directors' proxy statement and form of proxy for the Company's next Annual Meeting, the proxies named in the Board of Directors' form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before September 14, 2003. Any such notices should also be directed to the Secretary of the Company at the above address. However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on that matter to the extent permitted by SEC regulations.

Annual Report on Form 10-K

     The 2002 Annual Report to Stockholders of the Company accompanies this Proxy Statement but is not incorporated in and is not to be deemed a part of this Proxy Statement. A copy of the Company's Annual Report on Form 10-K for the year ended June 28, 2002, which has been filed with the SEC, is contained in the Company's 2002 Annual Report to Stockholders accompanying this Proxy Statement and is also available, without charge, to stockholders upon request. Requests for a copy of that report should be addressed to Ms. Virginia M. Hall, Vice President-Administration and Secretary, 1385 Akron Street, Copiague, New York 11726, telephone number (631) 789-5000.

Solicitation of Proxies

     The cost of solicitation of Proxies, including the cost of reimbursing banks, brokers and other nominees for forwarding proxy solicitation material to the beneficial owners of shares held of record by them and seeking instructions from such beneficial owners, will be borne by the Company. Proxies may be solicited without extra compensation by certain officers, directors and regular employees of the Company by mail and, if determined to be necessary, by telephone, telecopy, telegraph or personal interview. The Company has retained W.F. Doring & Co., Inc., 150 Bay Street, Jersey City, New Jersey 07302 to aid in the solicitation of Proxies. For its services, W.F. Doring & Co., Inc. will receive a fee of $2,500 plus reimbursement for certain out-of-pocket expenses.

Other Matters

     The Board of Directors does not intend to bring before the Meeting any matter other than those specifically described above and knows of no matters other than the foregoing that are proposed to come before the Meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with their judgment on such matter or motions, including any matters dealing with the conduct of the Meeting.

                                        By Order of the Board of Directors,

                                                Virginia M. Hall,
                                                Secretary

October 28, 2002

PROXY                      TII NETWORK TECHNOLOGIES, INC.                  PROXY

           Proxy for Annual Meeting of Stockholders - December 4, 2002 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints, as proxies for the undersigned, TIMOTHY J. ROACH and VIRGINIA M. HALL, or either of them, with full power of substitution, to vote all shares of the capital stock of TII Network Technologies, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, December 4, 2002, at 3:00 p.m., New York time, at the Huntington Hilton, 598 Broadhollow Road, Melville, New York, receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned, and at any adjournments or postponements thereof, upon the matters described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxies heretofore given.

     EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE HEREOF. A VOTE FOR EACH LISTED NOMINEE AND FOR PROPOSAL 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS. WHERE NO DIRECTION TO VOTE ON A SPECIFIC MATTER IS GIVEN, THE PROXIES WILL BE DEEMED AUTHORIZED TO VOTE FOR EACH LISTED NOMINEE TO SERVE AS A DIRECTOR AND FOR PROPOSAL 2.

   Continued and to be signed on the reverse side if you elect to vote by mail

[LOGO] TII
NETWORK
TECHNOLOGIES

                                                   000000 0000000000  0  0000
                                                   000000000.000 ext.
                                                   000000000.000 ext.
MR. A. SAMPLE                                      000000000.000 ext.
DESIGNATION (IF ANY)                               000000000.000 ext.
ADD 1                                              000000000.000 ext.
ADD 2                                              000000000.000 ext.
ADD 3                                              000000000.000 ext.
ADD 4                                              000000000.000 ext.
ADD 5
ADD 6                                              Holder Account Number

                                                   C 1234567890         J N T

                                         ---------------------------------------
                                                        BARCODE
                                         ---------------------------------------

                                         |_|  Mark this box with an X if you
                                              have made changes to your name
                                              or address details above.
================================================================================
Annual Meeting Proxy Card
================================================================================

The Board of Directors recommends a vote FOR the listed nominees.

1.  Election of Directors               For             Withhold

01- James R. Grover, Jr.                |_|               |_|

02- George S. Katsarakes                |_|               |_|

The Board of Directors recommends a vote FOR the following proposal:

                                     For       Against     Abstain
2.  To ratify the selection of       |_|         |_|         |_|
    KPMG LLP as independent
    public accountants for the
    Company.

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as you name(s) appear(s) on this proxy. All joint holders should sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature             Signature 2 - Please keep signature
within the box                                  within the box                                Date (mm/dd/yyyy)
-------------------------------------------     ------------------------------------------    ---------- ---------- ------------
                                                                                               | || | /   | || | /  | || || || |
-------------------------------------------     ------------------------------------------    ---------- ---------- ------------
